      As filed with the Securities and Exchange Commission on July 5, 2000
                                                          Registration No.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             BROOKS AUTOMATION, INC.
                   ----------------- ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                    04-3040660
             --------                                    ----------
(State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                   Identification Number)

                    15 ELIZABETH DRIVE, CHELMSFORD, MA 01824
               (Address of Principal Executive Offices) (Zip Code)


                             BROOKS AUTOMATION, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

            ROBERT J. THERRIEN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                              CHELMSFORD, MA 01824
                     (Name and Address of Agent For Service)

                                 (978) 262-2400
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                      PROPOSED
                                               PROPOSED               MAXIMUM
TITLE OF                                       MAXIMUM                AGGREGATE
SECURITIES TO           AMOUNT TO              OFFERING PRICE         OFFERING           AMOUNT OF
BE REGISTERED           BE REGISTERED          PER SHARE(1)           PRICE(1)           REGISTRATION FEE
-------------           -------------          --------------         ---------          ----------------
Common Stock,           500,000(2)             $62.6875               $31,343,750         $8,274.75
$.01 par value          shares

Preferred Share         500,000                -----                  -----                  -----
Purchase Rights(3)

================================================================================

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's registration statements on Form S-8 (Registration No. 333-66457, Registration No. 333-66429 and Registration No. 333-07315) is hereby incorporated herein by reference.

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's common stock on the Nasdaq National Market on July 3, 2000.

(2) Such presently indeterminable number of additional shares of common stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the common stock.

(3) On July 23, 1997, the Board of Directors of the Registrant declared a dividend of one preferred shares purchase right for each share of common stock outstanding on August 21, 1997. The 500,000 rights registered by this Registration Statement represent one right that may be issued in connection with each share of common stock issuable upon exercise of options granted or to be granted under the Registrant's 1995 Employee Stock Purchase Plan. Such presently indeterminable number of rights are also registered by this Registration Statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock. The rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

        4.2 Description of Capital Stock (contained in the Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit
               3.01 to the Quarterly Report on Form 10-Q).*
        4.3    Rights Agreement, dated July 23, 1997.**
        5.1    Legal Opinion of Brown, Rudnick, Freed & Gesmer.
        23.1   Consent of PricewaterhouseCoopers LLP
        23.2 Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).
        24 Power of Attorney (included on the signature page of this Registration Statement).
        99.3   Registrant's 1995 Employee Stock Purchase Plan, as amended.*

        ---------
        * Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000. The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in the Quarterly Report.

        ** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34487). The number assigned to the Exhibit above is the same as the number assigned to the Exhibit in the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 5th day of July, 2000.

                                    BROOKS AUTOMATION, INC.

                                    By:  /s/ Robert J. Therrien
                                        ---------------------------------------
                                        Robert J. Therrien
                                        Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Ellen B. Richstone and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                    TITLE                            DATE
---------                    -----                            ----

/s/ Robert J. Therrien       Director, Chief Executive        July 5, 2000
----------------------       Officer and President
Robert J. Therrien           (Principal Executive Officer)

/s/ Ellen B. Richstone       Senior Vice President Finance    July 5, 2000
----------------------       and Administration and Chief
Ellen B. Richstone           Financial Officer (Principal
                             Financial Officer)

/s/ Steven E. Hebert         Principal Accounting Officer     July 5, 2000
----------------------
Steven E. Hebert

/s/ Roger D. Emerick         Director                         July 5, 2000
----------------------
Roger D. Emerick

/s/ Amin J. Khoury           Director                         July 5, 2000
----------------------
Amin J. Khoury

----------------------       Director
Juergen Giessmann

                                INDEX TO EXHIBITS
EXHIBIT
NUMBER
-------
4.2 Description of Capital Stock (contained in the Certificate of Incorporation, as amended, of the Registrant, filed as Exhibit
       3.01 to the Quarterly Report on Form 10-Q).*
4.3    Rights Agreement, dated July 23, 1997.**
5.1    Legal Opinion of Brown, Rudnick, Freed & Gesmer.
23.1   Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Brown, Rudnick, Freed & Gesmer (included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).
24 Power of Attorney (included on the signature page of this Registration Statement).
99.3   Registrant's 1995 Employee Stock Purchase Plan, as amended.*

        ---------
        * Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000. The number assigned to each Exhibit above is the same as the number assigned to the Exhibit in the Quarterly Report.**

        ** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-34487). The number assigned to the Exhibit above is the same as the number assigned to the Registration Statement.